Exhibit 1.1

Aqua America, Inc.

32,495,667 Shares

Common Stock, Par Value $0.50 Per Share

Underwriting Agreement

April 17, 2019

Goldman Sachs & Co. LLC,

RBC Capital Markets, LLC,

As representatives (the “Representatives” or “you”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,
200 West Street,
New York, New York 10282.

c/o RBC Capital Markets, LLC,
200 Vesey Street,
New York, New York 10281.

Ladies and Gentlemen:

Aqua America, Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 32,495,667 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 4,874,350 additional shares (the “Optional Securities”) of common stock, par value $0.50 per share, of the Company (“Stock”) (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”, and the offer and sale of the Securities hereunder being called the “Equity Offering”).

On October 22, 2018, the Company entered into a Purchase Agreement (the “Acquisition Agreement”) with LDC Parent LLC, a Delaware limited liability company (“Seller”). Pursuant to the Acquisition Agreement, on the terms and subject to the conditions set forth therein, the Company will acquire (the “Acquisition”) from Seller all of the issued and outstanding limited liability company membership interests of LDC Funding LLC, a Delaware limited liability company (the “Acquired Company”), the parent of a group of natural gas public utility companies including Peoples Natural Gas Company, Peoples Gas Company, and Delta Natural Gas Co., Inc., as well as other operating subsidiaries. The Equity Offering is being conducted in connection with the Acquisition.

Also in connection with the Acquisition, the Company (a) is, concurrent with the Equity Offering, offering in a separate public offering tangible equity units, comprised of prepaid stock purchase contracts and senior amortizing notes (such units, the “TEUs” and, such offering, the “Units Offering”), (b) intends to publicly offer certain debt securities of the Company in another transaction after the date hereof (the “Debt Offering”), (c) entered into an agreement, dated as of March 29, 2019 (the “PIPE Agreement”), to issue and sell to Canada Pension Plan Investment Board 21,661,095 shares of Stock, on the terms and subject to the conditions set forth in the PIPE Agreement (the “PIPE”), (d) entered into the Credit Agreement, dated as of December 5, 2018, among the Company, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (the “Company Credit Agreement”), and will borrow under the Company Credit Agreement (the “Revolver Financing”) to fund a portion of the Acquisition purchase price that will be used by Seller and/or its subsidiaries to repay in full any borrowings outstanding under, and to terminate, the Second Amended and Restated Credit Agreement, dated as of June 8, 2017, among PNG Companies LLC, a Delaware limited liability company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, effective as of the closing of the Acquisition (such repayment and termination, the “Acquired Company Refinancing”), (e) intends to redeem up to $313.5 million aggregate principal amount of certain of the Company’s privately placed notes (the “Company Refinancing”) and (f) may, in lieu of certain of the financings described above, enter into a senior unsecured 364-day bridge loan facility, among the Company, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent (the “Bridge Loan Facility”), and may borrow under the Bridge Loan Facility (the “Bridge Loan Financing”). The Equity Offering, the Units Offering, the PIPE, the Debt Offering, the Revolver Financing, the Company Refinancing, the Acquired Company Refinancing, the Bridge Loan Financing and the Acquisition are collectively referred to herein as the “Transactions”. The Acquisition Agreement, the PIPE Agreement, the Company Credit Agreement and the Bridge Loan Facility are collectively referred to herein as the “Other Transaction Documents”.

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-223306) in respect of the Securities and other securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(c)           For the purposes of this Agreement, the “Applicable Time” is 6:41 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectus listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d)          The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)            Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) there has been no adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company or any of its subsidiaries, and (iii) none of the Company or any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business), or incurred any liability or obligation (direct or contingent), that, in the case of clause (i), (ii) and (iii), is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (i) any change in the capital stock (other than as a result of (A) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (B) the issuance, if any, of Stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (C) the issuance, if any, of Stock in the PIPE or of TEUs in the TEU Offering) or long term debt of the Company or any of its subsidiaries or (ii) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the financial condition, prospects, business or results of operations of the Company and its subsidiaries, taken as a whole except as set forth or contemplated in the Pricing Prospectus. Except as disclosed in the Pricing Prospectus, to the knowledge of the Company, there are no pending actions, suits or proceedings against or affecting the Acquired Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Acquired Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial condition, prospects, business or results of operations of the Acquired Company and its subsidiaries, taken as a whole; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened by governmental authorities or by others;

(g)          Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real property or have good and valid leasehold title to or hold valid rights to lease or otherwise occupy, use, operate or access all real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries;

(h)          Each of the Company and each of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) (“Significant Subsidiaries”) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(i)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and the Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights;

(j)            The issue and sale of the Securities and the compliance by the Company with this Agreement, the consummation of the transactions contemplated herein and in the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of (A), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company contemplated by this Agreement, except (y) such as have been obtained under the Act and (z) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k)           (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws (or other applicable organization document), and (ii) neither the Company nor any of its subsidiaries is (A) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (ii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)            The statements set forth in (i) the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and (ii) (A) the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Considerations to Non-U.S. Holders” and under the caption “Underwriting”, and (B) Parts I and II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the caption “Economic Regulation” (in each place that it appears) and under the caption “Environmental, Health and Safety Regulation”, insofar as they purport to describe the provisions of laws and documents, are accurate, complete and fair in all material respects;

(m)         Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;

(n)          The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)          (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(p)          (i) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof and (ii) to the knowledge of the Company, Deloitte & Touche LLP, who have certified certain financial statements of the Acquired Company and its subsidiaries are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(q)          The Company maintains a system of internal control and maintains disclosure controls and procedures, in each case that complies with the requirements of the Exchange Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. The Company’s internal control over financial reporting and disclosure controls and procedures are each effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)           Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements of the Company, included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) made, offered, promised or authorized any contribution, gift, entertainment or other expense (or taken any act in furtherance thereof) in violation of an applicable anti-bribery or anti-corruption law; (B) made, offered, promised or authorized any direct or indirect payment in violation of an applicable anti-bribery or anti-corruption law; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(t)            The operations of the Company and its subsidiaries have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(u)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, or the United Nations Security Council (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (including Crimea, Cuba, Iran, North Korea, and Syria), and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) for the purpose of funding or facilitating any unlawful activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(v)           This Agreement has been duly authorized, executed and delivered by the Company;

(w)          Each of the Acquisition Agreement and the PIPE Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and, to the knowledge of the Company, has been duly authorized, executed and delivered by each other party thereto, in each case except as the enforceability thereof may be limited by considerations of public policy, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(x)           Each of this Agreement and the Other Transaction Documents (collectively, the “Transaction Documents”) conforms or, when and if duly executed and delivered in accordance with its terms, will conform in all material respects to the description thereof (if any) contained in the Pricing Prospectus and the Prospectus;

(y)           The financial statements of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The pro forma financial information of the Company, and the related notes thereto, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly represent in all material respects the information therein, has been prepared in accordance with Regulation S-X under the Exchange Act and provide a reasonable basis for presenting the significant effects of the transactions and circumstances referred to therein, and the assumptions used in preparation thereof, in the reasonable judgment of the Company’s management and subject to the qualifications therein, are reasonable; the related pro forma adjustments are directly attributable to the transactions or events described therein and give appropriate effect to those assumptions in all material respects; and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement in all material respects;

(z)           To the knowledge of the Company, the financial statements of the Acquired Company included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Acquired Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Acquired Company and its subsidiaries for the periods specified; and said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. To the knowledge of the Company, the supporting schedules of the Acquired Company, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein;

(aa)        Except with respect to taxes that are being contested in good faith or as otherwise disclosed in the Pricing Prospectus, (i) each of the Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed, in each case, through the date hereof, except for such failures to pay or file as would not individually or in the aggregate have a Material Adverse Effect, and (ii) there is no tax deficiency that has been asserted against the Company, any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a Material Adverse Effect;

(bb)        The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material license, certificate, permit or authorization or has any reason to believe that any material license, certificate, permit or authorization will not be renewed in the ordinary course;

(cc)        Except as otherwise disclosed in the Pricing Prospectus, (i) the Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, legally binding requirements or judicial or administrative decisions and orders relating to the protection of the environment or natural resources, or human health or safety, to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), including with respect to any real property currently or formerly owned or operated by the Company or any of its subsidiaries that is known or reasonably anticipated to be contaminated with any hazardous or toxic substances or wastes, pollutants or contaminants, (B) have received and are in compliance with all permits, licenses, or other legal authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (C) have not received written notice of any liability, violation or claim under or relating to any Environmental Laws, including for human exposure to, or the investigation or remediation of any disposal or release of, hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries, except in the case of each of (i) and (ii) above, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as otherwise disclosed in the Pricing Prospectus, (A) there are no judicial or administrative proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, and, to the knowledge of the Company, no such proceedings are threatened, in each case other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect;

(dd)        Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, and (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, in either case, other than as would not, individually or in the aggregate, have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company and its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such subsidiary is a member;

(ee)        Except as described in the Pricing Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and (ii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of principal suppliers or contractors;

(ff)          The Company and its subsidiaries have insurance covering their properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer under a material insurance policy or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing material insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(gg)        Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

(hh)        The Company and its subsidiaries (i) have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, except as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) are in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(ii)           The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(jj)           To the knowledge of the Company, since the date of the latest financial statements of the Acquired Company included or incorporated by reference in the Pricing Prospectus, and except as disclosed in the Pricing Prospectus, there has not been any material adverse change in the business, financial condition, prospects or results of operations of Acquired Company and its subsidiaries, taken as a whole; and

(kk)        To the knowledge of the Company, (i) each party to the Acquisition Agreement is in compliance in all material respects with its respective covenants and agreements contained in the Acquisition Agreement and required to be performed or complied with by such party prior to the Acquisition and (ii) all representations and warranties made by the Seller in the Acquisition Agreement (x) were, as of the date of the Acquisition Agreement, true and correct (for the avoidance of doubt, giving effect to any limitation as to “materiality” or “Material Adverse Effect” (as defined in the Acquisition Agreement) or similar limitation as set forth in such representations and warranties) and (y) are, true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” (as defined in the Acquisition Agreement) or similar limitation as set forth therein), except, in the case of (y), where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect assuming the consummation of the Acquisition.

2.            Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $33.841, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 4,874,350 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.            Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.            (a) The Securities to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on April 23, 2019, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)            The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company agrees with each of the Underwriters:

(a)            To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing a description of the Securities, in a form approved by you, and to file such final term sheet pursuant to and within the period required by Rule 433(d); to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)            If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)             If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)            Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)            Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)              To the extent not otherwise provided in the Company’s Exchange Act filings to make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)            During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with the Commission a registration statement under the Act relating to, any Stock, any options, rights or warrants to purchase Stock or any securities convertible into or exchangeable for, or substantially similar to, Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions contemplated by clause (i) or (ii) above, in each case without the prior written consent of Goldman Sachs & Co. LLC and RBC Capital Markets, LLC; provided, however, that the foregoing restrictions shall not apply to (A) the Units Offering or the PIPE, (B) the issuance of shares of Stock, or any securities convertible into or exchangeable for Stock, pursuant to employee equity or equity-based incentive plans, employee stock purchase plans or dividend reinvestment plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and described in the Pricing Prospectus and the Prospectus, (C) the filing of a registration statement on Form S-8 in connection with the registration of shares of Stock issuable under any employee equity or equity-based plans or employee stock purchase plans existing on the date of this Agreement and described in the Pricing Prospectus and the Prospectus, (D) the Securities to be sold hereunder, (E) the issuance of shares of Stock in connection with the acquisition of the assets of, or a majority of controlling portion of the equity of, or a business combination or a joint venture with, another entity in connection with such business combination or a joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its subsidiaries of such entity and (F) the issuance of shares of Stock (including without limitation, restricted stock or restricted stock awards) in connection with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares issued or issuable pursuant to clauses (E) and (F) does not exceed 10% of the number of shares of Stock outstanding immediately after the offering of the Securities pursuant to this Agreement and prior to such issuance, each recipient of any such securities shall execute and deliver to the Representatives an agreement substantially in the form of Annex III hereto;

(h)            To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)              To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)              To use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the “NYSE”); and

(k)             Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.

(a)          (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will not be inconsistent with the final term sheet) and conveyed to purchasers of Securities, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b)            The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)             The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and the Acquired Company’s accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, any of the Transaction Documents (including any compilations thereof), the Blue Sky Memorandum, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the costs and expenses of the Company in connection with any “road show” presentation to potential investors; provided that the expenses related to the chartering of any airplanes shall be paid 50% by the Company and 50% by the Underwriters; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.            The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)            Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)             Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to you;

(d)            Ballard Spahr LLP, special Pennsylvania counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to you;

(e)            Christopher P. Luning, Senior Vice President, General Counsel and Secretary for the Company (or his successor), shall have furnished to you his written opinion, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to you;

(f)              On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of (i) PricewaterhouseCoopers LLP and (ii) Deloitte & Touche LLP shall have furnished to you their respective letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus; provided, however, that the letters delivered at each Time of Delivery shall, in each case, use a “cut-off” date no more than three business days prior to such Time of Delivery;

(g)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of its latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in or affecting the business, financial position, prospects or results of operations of (A) the Company and its subsidiaries , taken as a whole, or (B) the Company and its subsidiaries assuming the consummation of the Acquisition, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by S&P Global Ratings, a division of S&P Global Inc., to lower than “BBB+” or Moody’s Investors Services, Inc. to lower than “Baa2”, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)              On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)              The Securities shall have been duly listed, subject to notice of issuance, on the NYSE;

(k)             The executed agreements from each of the officers, director nominees and directors of the Company set forth in Annex II hereof, in each case to the effect set forth in Annex III hereof, were delivered to the Underwriters on the date hereof; and

(l)              The Company shall have furnished or caused to be furnished to you at such Time of Delivery, certificates reasonably satisfactory to the Representatives of the President or any Vice President and a principal financial or accounting officer of the Company, in their capacity as such and not personally, to the effect that (A) the representations and warranties of the Company in this Agreement are, at and as of the Applicable Time and such Time of Delivery, true and correct in all respects, (B) the Company has complied in all respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery and (C) subsequent to the date of the most recent financial statements of the Company in the Pricing Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole except as set forth or contemplated by the Pricing Disclosure Package and the Prospectus.

9.            (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)            Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the third and eleventh paragraphs under the caption “Underwriting”.

(c)             Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)            The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)       If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any officer or director or controlling person of any Underwriter, any broker-dealer affiliate of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Fax: (212) 428-6260, Attention: Michael Goldberg, Syndicate Directors; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or any Underwriter, each person who controls the Company or any Underwriter and any broker-dealer affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof; provided, however, that the Engagement Letter shall remain in full force and effect to the extent provided in accordance with the terms thereof.

18.          This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Aqua America, Inc.

By:	/s/ Christopher P. Luning
Name: Christopher P. Luning
Title: Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement (Common Stock)]

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	9,829,939	1,474,491
RBC Capital Markets, LLC	9,829,939	1,474,491
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,296,103	344,415
Morgan Stanley & Co. LLC	2,296,103	344,415
Wells Fargo Securities, LLC	1,607,272	241,091
PNC Capital Markets LLC	1,974,648	296,197
Barclays Capital Inc.	1,607,272	241,091
Citizens Capital Markets, Inc.	551,065	82,660
The Huntington Investment Company	551,065	82,660
MUFG Securities Americas Inc.	551,065	82,660
J.P. Morgan Securities LLC	375,642	56,346
TD Securities (USA) LLC	375,642	56,346
Robert W. Baird & Co. Incorporated	162,478	24,372
Boenning & Scattergood, Inc.	162,478	24,372
HSBC Securities (USA) Inc.	162,478	24,372
Janney Montgomery Scott LLC	162,478	24,371
Total	32,495,667	4,874,350

Schedule I – 1

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

1.            Electronic roadshow dated April 15, 2019

(b) Additional Documents Incorporated by Reference: None.

(c) Issuer Free Writing Prospectus included in the Pricing Disclosure Package:

1.            Final term sheet, dated as of the date hereof, prepared and filed pursuant to Section 5(a) of the Agreement, in the form attached hereto as Annex I.

Schedule II – 2

ANNEX I

FORM OF TERM SHEET

Annex I – 1

ANNEX II

DIRECTORS, DIRECTOR NOMINEES AND OFFICERS SUBJECT TO LOCK-UPS

1.	Christopher H. Franklin
2.	Elizabeth B. Amato
3.	Carolyn J. Burke
4.	Nicholas DeBenedictis
5.	William P. Hankowsky
6.	Daniel J. Hilferty
7.	Ellen T. Ruff
8.	Lee C. Stewart
9.	Christopher C. Womack
10.	Richard S. Fox
11.	Christopher P. Luning
12.	Daniel J. Schuller
13.	Matthew Rhodes
14.	Robert Rubin

Annex II – 1

ANNEX III

FORM OF LOCK-UP AGREEMENT

[●], 2019

Goldman Sachs & Co. LLC,

RBC Capital Markets, LLC,

As representatives of the several Underwriters
to be named in Schedule I to the Underwriting Agreement,

c/o Goldman Sachs & Co. LLC,
200 West Street,
New York, New York 10282.

c/o RBC Capital Markets, LLC,
200 Vesey Street,
New York, New York 10281.

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, as representatives of the several Underwriters (as defined below) (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Aqua America, Inc., a Pennsylvania corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters to be named in Schedule I to the Underwriting Agreement, including the Representatives (the “Underwriters”), of shares (the “Securities”) of common stock, par value $0.50 per share, of the Company (the “Stock”). Capitalized terms used and not defined herein shall have the meanings set forth in the Underwriting Agreement.

To induce the potential underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned agrees, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus used to sell the Securities (the “Restricted Period”), not to (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, including by entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, directly or indirectly, any securities of the Company that are substantially similar to the Securities, including but not limited to any options, rights or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock, in cash or otherwise (collectively, “Restricted Securities”), whether now owned or hereinafter acquired and whether owned directly by the undersigned or with respect to which the undersigned otherwise has beneficial ownership (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (b) publicly disclose the intention to take any of the actions contemplated by clause (a) above, in each case without the prior written consent of Goldman Sachs & Co. LLC and RBC Capital Markets, LLC. The foregoing sentence shall not apply to:

Annex III – 1

(i)          receipt by the undersigned from the Company of Stock, or any securities convertible into or exchangeable for Stock, pursuant to employee equity or equity-based incentive plans, employee stock purchase plans or dividend reinvestment plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and described in the Pricing Prospectus and the Prospectus; provided that, for the avoidance of doubt, any such Stock or securities received by the undersigned shall be subject to all of the restrictions set forth in this agreement;

(ii)          transfers of Stock, or any securities convertible into or exchangeable for Stock, as a bona fide gift to immediate family members of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or immediate family members of the undersigned;

(iii)          transfers of Stock, or any securities convertible into or exchangeable for Stock, by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(iv)          the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Stock, provided that such plan does not provide for the transfer of Stock during the Restricted Period;

(v)          transfers (including following the exercise of Company stock options) made in accordance with the terms of a 10b5-1 Plan in existence as of the date hereof without any further amendment or modification, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfers, other than a filing on Form 4 which shall indicate that the sale was made pursuant to such a 10b5-1 Plan;

(vi)          transfers resulting from the sales of the undersigned’s shares held as of the date hereof through the Company’s 401(k) plan existing on the date of this Agreement and described in the Pricing Prospectus and the Prospectus pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfers, other than a filing on Form 4 that indicates that the transfer was of shares held through such 401(k) plan pursuant to such portfolio balancing opportunities;

(vii)          transfers to the Company resulting from the forfeiture, cancellation, withholding, surrender or delivery of the undersigned’s shares of Stock to satisfy any income, employment or social security tax withholding or remittance obligations in connection with the vesting during the period of the agreement above of any restricted stock unit, restricted shares, performance share unit or phantom shares, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4 that indicates that the transfer was made to satisfy such income, employment or social security tax withholding or remittance obligations;

(viii)          to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) and (iii);

(ix)          to the Company in connection with the repurchase of the undersigned’s Stock upon termination of service of the undersigned;

Annex III – 2

(x)          to the Company or its subsidiaries upon death, disability or termination of employment, in each case, of the undersigned;

(xi)          to the Company or its subsidiaries (a) in the exercise of outstanding options, warrants, restricted stock units or other equity interests, including transfers deemed to occur upon the “net” or “cashless” exercise of options or (b) for the sole purpose of paying the exercise price of such options, warrants, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise of such options, warrants, restricted stock units or other equity interests or as a result of the vesting of Stock under restricted stock awards pursuant to employee benefit plans disclosed in the Prospectus relating to this public offering, in each case on a “cashless” or “net exercise” basis, provided that any such Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement;

(xii)          the repurchase of the undersigned’s Stock by the Company;

(xiii)          pursuant to tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Stock involving a “change of control” of the Company (provided that if such transaction is not consummated, the undersigned’s Restricted Securities shall remain subject to the restrictions set forth herein);

(xiv)          pursuant to the exercise for cash of options to purchase Stock disclosed as outstanding in the Registration Statement and the Prospectus, provided that any such Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement;

(xv)          the disposition of Stock acquired by the undersigned in this public offering or in open market transactions after completion of this public offering; and/or

(xvi)          transfers of Stock or other Company securities pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or to comply with any regulations related to ownership by the undersigned of the undersigned’s Stock;

provided that, (A) in the case of any transfer pursuant to clause (ii) or (iii), each donee or transferee shall sign and deliver a lock-up letter, substantially in the form of this letter, with respect to such Stock and securities and (B) in the case of any transfer pursuant to clause (ii) or any establishment pursuant to clause (iv), no public filing or other public announcement related thereto shall be required or shall be voluntarily made during the Restricted Period.

In addition, the undersigned agrees, during the Restricted Period, not to make any demand for or exercise any right with respect to, the registration of any Restricted Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Restricted Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned represents and warrants that it has the full power and authority to enter this agreement.

Annex III – 3

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersign understands that, if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Firm Securities to be sold thereunder, the undersigned shall automatically be released from all obligations under this agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Annex III – 4

Very truly yours,
(Name)
(Address)

Annex III – 5